UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)

(703) 438-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Contemporary Arrangements of Certain Officers.

On January 13, 2015, Jeffrey Ganek, a Class III member of the board of directors (the “Board”) of comScore, Inc. (the “Company”), delivered his resignation to the Board effective on January 15. Mr. Ganek’s resignation did not occur in connection with any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.
The Board then elected Joan Lewis to fill the vacancy in the Board prompted by Mr. Ganek’s departure. Ms. Lewis will serve on the Board as a Class III director, whose term will expire at the 2016 annual meeting of stockholders. Ms. Lewis is also expected to serve on the Audit Committee of the Board.
Ms. Lewis will be eligible to receive compensation as outlined in the Company’s director compensation policies described in the Company’s proxy statement for its 2014 annual meeting of stockholders. Pursuant to this policy, the Company’s non-employee directors are eligible to receive an annual cash retainer based on their general service on the Board and additional cash retainers for participation or serving as chairperson of certain committees of the Board. The Company’s non-employee directors are also eligible to receive stock awards and option grants under the Company’s 2007 Equity Incentive Plan. The Company’s non-employee directors are entitled to an annual grant of restricted stock having a value of $125,000 at the time of grant. The total amount of each annual grant of restricted stock shall remain unvested until the earlier of (i) the date of the respective director’s first anniversary of joining the Board, (ii) the date of the first annual stockholders’ meeting following the date of grant or (iii) a change of control. The Board has discretion to accelerate or modify such vesting schedule due to special circumstances. In connection with her election to the Board, Ms. Lewis will also receive an initial grant of restricted stock having a value of $62,500 at the time of grant under the Company’s 2007 Equity Incentive Plan. Finally, the Company reimburses its non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors.

From 2008 to 2014, Ms. Lewis served as Senior Vice President, Consumer and Market Knowledge at The Procter & Gamble Company (“P&G”), a customer of the Company. During the year ended December 31, 2014, P&G purchased services from the Company in the ordinary course of business with a contract value of approximately $5,069,187. The Company had accounts receivable due from P&G of $662,047 as of December 31, 2014. Ms. Lewis did not have direct authority over P&G’s contracts with the Company, nor did she receive direct material benefit from any such transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Christiana L. Lin
Christiana L. Lin EVP, General Counsel and Chief Privacy Officer

Date: January 15, 2015